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SCHEDULE 14A INFORMATION
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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 4/28/08. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available for view: Notice and Proxy Statement / 10K Wrap To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/14/08. To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com B **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. A Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. R SIERRA PACIFIC RESOURCES C Vote In Person O SIERRA PACIFIC RESOURCES 6100 NEIL ROAD D Many stockholder meetings have attendance requirements P.O. BOX 30150 including, but not limited to, the possession of an attendance RENO, NV 89520 ticket issued by the entity holding the meeting. Please check the E meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. 1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXX40 1 Use the Internet to transmit your voting instructions and for 2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXX40 15 12 electronic delivery of information up until 11:59 P.M. Eastern 3-ATTENTION:XXXXXXXXXXXXXXXXXXXXXXXXXX40 OF Time the day before the cut-off date or meeting date. 4-TEST PRINT Have your notice in hand when you access the web site and follow the instructions. 5-51 MERCEDES WAY 2 6-EDGEWOOD, 7-NY 8-11717 R1SIR1 P99999-010 12 15 # OF # PAGE A (OF DUPLEX A/B)

Meeting Location The Annual Meeting for holders as of 3/10/08 is to be held on 4/28/08 at 10:00 a.m. Pacific Time at: Las Vegas Hilton 3000 Paradise Road Las Vegas, NV 89109 From: McCarran International Airport (LAS) 5757 Wayne Newton Blvd Las Vegas, NV 89119 US To: Hilton-Las Vegas 3000 Paradise Rd Las Vegas, NV 89109 US Driving Directions 1. Start out going EAST on WAYNE NEWTON BLVD. (0.01 miles) 2. WAYNE NEWTON BLVD becomes S SWENSON ST. (1.96 miles) 3. Turn LEFT onto E HARMON AVE. (0.09 miles) 4. Turn RIGHT onto PARADISE RD. (1.93 miles) 5. End at Hilton-Las Vegas 3000 Paradise Rd Las Vegas, NV 89109 US Total Estimated Time: 10 minutes Total Distance: 3.99 miles THIS AREA RESERVED FOR LANGUAGE R1SIR2 PERTAINING TO HOUSEHOLDING IF APPLICABLE. P99999-010 12 15 # OF # PAGE B (OF DUPLEX A/B)

Voting items

1. TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS.

   For nominees listed below:

   01) Joseph B. Anderson Jr.
   02) Glenn C. Christenson
   03) Philip G. Satre

2. TO CONSIDER WHETHER TO ADOPT A STOCKHOLDER PROPOSAL REQUESTING DIRECTORS TO TAKE THE STEPS NECESSARY TO ELIMINATE CLASSIFICATION OF THE TERMS OF THE BOARD OF DIRECTORS TO REQUIRE THAT ALL DIRECTORS STAND FOR ELECTION ANNUALLY

3. TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE COMPANY'S RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

4. TO APPROVE AMENDMENTS TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

5. TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

6. WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST PROPOSAL NO. 2, FOR ALL NOMINEES IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 3, 4 & 5

BARCODE

CONTROL # → 0000 0000 0000

BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXXX-40
FINANCIAL SOLUTIONS
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Acct #XXXXXXXXXXXXXX
SHARESXXXXXXXXXXXX
Cusip
P99999-010
12
15
OF

R1SIR3

0 2 0 0 0 0 0 0 0 0 0 0 9 9 9 9 9 9 9 9 9 9 9 9 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 Acct #XXXXXXXXXXXXX R1SIR4 SHARESXXXXXXXXXXX Cusip P99999-010 12 15 # OF #